FIRST AMENDMENT TO THE AMENDED AND RESTATED LICENSE AGREEMENT

UC Control Number 2019-04-0625

THIS FIRST AMENDMENT (the "**First Amendment**"), dated August 13, 2020 (the "**First Amendment's Effective Date**"), is made by and between The Regents of the University of California ("**The Regents**"), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through the offices of the Technology Development Group of The University of California, Los Angeles located at 10889 Wilshire Blvd, Suite 920, Los Angeles, CA 90095-7191 and **BONE BIOLOGICS CORPORATION** ("**Licensee**") having a principal place of business at **2 Burlington Woods Drive, Suite 100, Burlington, Massachusetts, 01803** and amends the amended and restated exclusive license agreement with Licensee, dated March 21, 2019 and effective as of dated March 15, 2006 with UC Agreement Control Number 2019-04-0625 (the "**License Agreement**") in accordance with the terms and conditions of this First Amendment.

RECITALS

WHEREAS, the parties desire to update the due dates for achieving certain Development Milestones to better reflect delays caused by the Covid-19 pandemic;

WHEREAS, Licensee is in arears with regards to patent prosecution cost reimbursement, maintenance fees, and late fees and desires to implement a payment schedule;

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth, all parties to this First Amendment mutually agree to amend the License Agreement as follows:

1. **DELETE Sections 6.3e – 6.3r** of the License Agreement in their entirety and replacing it with the following:

6.3e	Initiate a Licensed Product or Licensed Method Phase I /II Pilot Study on or before September 30, 2021;
6.3f	Initiate a Licensed Product or Licensed Method Phase III Pivotal Study on or before September 30, 2023;
6.3g	Submit a Licensed Product or Licensed Method PMA application (or foreign equivalent) on or before March 31, 2026;
6.3h	Secure a Licensed Product or Licensed Method FDA (or foreign equivalent) PMA approval (market approval) (or foreign equivalent) on or before March 31, 2027;
6.3i	Achieve First Commercial Sale of a Licensed Product or Licensed Method on or before June 30, 2027.

With respect to a pegylated Licensed Product or Licensed Method covered by the Newly Added Patent Rights:

6.3j	Complete a pre-clinical rhNELL-1 chemically modified vs. drug delivery & route and frequency of administration no later than December 31, 2021;
6.3k	Enter into a contract with contract manufacturing organization (CMO) and complete an animal pilot study to determine what clinical indication Licensee intends to pursue no later than December 31, 2022;
6.3l	Submit a Pre-IND package to FDA with respect to a licensed product that contains chemistry, manufacturing, and controls (CMC), preclinical work, and clinical development plan by June 1, 2023;
6.3m	Initiate a pivotal animal study in sheep or non-human primates by December 31, 2023;
6.3n	File and IND with FDA by June 1, 2025;
6.3o	Dose first patient in a Phase I/IIa Clinical Trial by December 31, 2025;
6.3p	Dose first patient in a Phase IIb Clinical Trial by December 31, 2026;
6.3q	Dose first patient in a Phase III Clinical Trial by December 31, 2028;
6.3r	Obtain FDA approval by December 31, 2031;
6.3s	Achieve First Commercial Sale of a Licensed Product or Licensed Method on or before December 31, 2032.

2. Licensee is in arears with its obligation to reimburse The Regents Patent Prosecution Costs as set forth in Section 7 (PATENT FILING, PROSECUTION AND MAINTENANCE) of the License Agreement. As of the First Amendment's Effective Date, the outstanding sum is estimated to be **Twenty-nine Thousand Seven Hundred Ten Dollars and Thirty-six Cents ($29,710.36)**. License shall pay this outstanding sum to The Regents as follows:

- August 1, 2020: Five Thousand Five Hundred Dollars ($5,500.00)
- September 1, 2020: Five Thousand Five Hundred Dollars ($5,500.00)
- October 1, 2020: Five Thousand Five Hundred Dollars ($5,500.00)
- November 1, 2020: Five Thousand Five Hundred Dollars ($5,500.00)
- December 1, 2020: Five Thousand Five Hundred Dollars ($5,500.00)
- January 1, 2021: Two Thousand Two Hundred Ten Dollars and Thirty-six Cents ($2,2,10.36)

3. Additionally, Licensee is in arrears with its obligation to remit to The Regents an annual license maintenance fee in the amount of **Ten Thousand Dollars ($10,000.00)** as set forth in Section 4.3 and has accrued late fees in the amount of **Two Hundred Ninety-five Dollars and Eighty-nine Cents ($295.89),** as outlined in Section 21 (LATE PAYMENTS) of the License Agreement. Licensee shall pay the outstanding annual maintenance fee and accrued late fee by July 1, 2020, totaling Ten Thousand Two Hundred Ninety-five Dollars and Eighty-nine Cents ($10,295.89).

4. In Consideration for this First Amendment, Licensee agrees to pay to The Regents **Sixty Thousand Dollars ($60,000.00).** If Licensee fails to make such payment within ninety (90) days of the Effective Date, The Regents shall have the right, but not the obligation, to terminate this Agreement in its entirety by providing written notice to Licensee. All other terms and conditions of the License Agreement remain the same.

This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

IN WITNESS WHEREOF, the parties have executed this First Amendment by their duly authorized representatives for good and valuable consideration.

BONE BIOLOGICS CORPORATION	**THE REGENTS OF THE UNIVERSITY OF CALIFORNIA**
DocuSigned by:	DocuSigned by:
By Jeffrey Frelick	By Mark Wisniewski
F93984314C *Signature*	*Signature*
Name: Jeffrey Freilick	Name: Mark Wisniewski
Title: President and CEO	Title: Sr. Director Biopharmaceuticals
Date: 11/19/2020	Date 11/19/2020

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

DocuSigned by:

By Amir Naiberg
24EB3CF51EBD40E...
Signature

Name: Amir Naiberg

Title: Assoc. Vice Chancellor and President & CEO

Date: 11/19/2020